UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director.

(d) On March 21, 2007, American Tower Corporation (the “Company”) issued a press release announcing that its Board of Directors had elected Ronald M. Dykes as a member of the Board, effective March 21, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

Mr. Dykes most recently served as Chief Financial Officer of BellSouth Corporation, a position he retired from in 2005. Prior to his retirement, Mr. Dykes had worked for BellSouth Corporation and its predecessor entities in various capacities for over 34 years. From October 2000 through December 31, 2005, Mr. Dykes also served as a director of Cingular Wireless, most recently as Chairman of the Board.

In accordance with the Company’s By-Laws, Mr. Dykes will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Dykes has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose this information after any such appointment is made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated March 21, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: March 21, 2007	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 21, 2007 (Furnished herewith).